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                                                                    EXHIBIT 23.1





Ford Motor Company
The American Road
Dearborn, Michigan

                      CONSENT OF COOPERS & LYBRAND L.L.P.


Re:    Ford Motor Company Capital Trust I and Ford Motor Company Registration
Statement on Form S-4

We consent to the incorporation by reference in this Registration Statement of our report dated January 27, 1995 on our audits of the consolidated financial statements of Ford Motor Company at December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in, or incorporated by reference in, Ford's 1994 Annual Report on Form 10-K.




/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
September 18, 1995